INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in the Registration Statements No. 333-4780 and 333-4532 on Forms S-3 and S-8, respectively, of Track Data Corporation, our report dated March 27, 1995 (relating to the 1994 financial statements of Track Data Corporation, before giving effect to the 1996 merger, not presented separately herein) in this Annual Report on Form 10-K of Track Data Corporation for the year ended December 31, 1996.



Richard  A.  Eisner  &  Company  LLP
New  York,  New  York
March  25,  1997